                                                                     EXHIBIT 4.3


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                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of November 6, 1997

                                  by and among

                                 CARSON, INC.,

                            CARSON PRODUCTS COMPANY

                                      and

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                      and

                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED



================================================================================

          This Registration Rights Agreement (this "Agreement") is made and
                                                    ---------
entered into as of November 6, 1997, by and among Carson, Inc., a Delaware corporation (the "Company"), Carson Products Company, a Delaware corporation
                  -------
("Carson Products"), and Donaldson, Lufkin & Jenrette Securities Corporation and
-----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated (each an "Initial Purchaser"
                                                             -----------------
and collectively, the "Initial Purchasers"), each of whom has agreed to purchase
                       ------------------
the Company's 10 3/8% Series A Senior Subordinated Notes due 2007 (the "Series A
                                                                        --------
Notes") pursuant to the Purchase Agreement (as defined below).  The Notes (as
-----
defined below) will be guaranteed as of the Closing Date by Carson Products.

          This Agreement is made pursuant to the Purchase Agreement, dated October 31, 1997 (the "Purchase Agreement"), by and among the Company, Carson
                       ------------------
Products and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement.

          The parties hereby agree as follows:

SECTION 1.    DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Act:  The Securities Act of 1933, as amended.
          ---

          Affiliate:  As defined in Rule 144 under the Act.
          ---------

          Broker-Dealer:  Any broker or dealer registered under the Exchange
          -------------
Act.

          Broker-Dealer Transfer Restricted Securities:  Series B Notes that are
          --------------------------------------------
acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its affiliates).

          Business Day:  Any day except a Saturday, Sunday or other day in the
          ------------
City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

          Certificated Securities:  As defined in the Indenture.
          -----------------------

          Closing Date:  The date hereof.
          ------------

          Commission:  The Securities and Exchange Commission.
          ----------

          Consummate:  An Exchange Offer shall be deemed "Consummated" for
          ----------
purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintaining of such Registration Statement effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

          Damages Payment Date:  With respect to the Series A Notes, each
          --------------------
Interest Payment Date.

          Exchange Act:  The Securities Exchange Act of 1934, as amended.
          ------------

          Exchange Offer:  The registration by the Company under the Act of the
          --------------
Series B Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          Exchange Offer Registration Statement:  The Registration Statement
          -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

          Exempt Resales:  The transactions in which the Initial Purchasers
          --------------
propose to sell the Series A Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance on Regulation S under the Act.

          Global Securities:  As defined in the Indenture.
          -----------------
          Holders:  As defined in Section 2 hereof.
          -------
          Indemnified Holder:  As defined in Section 8(a) hereof.
          ------------------

          Indenture:  The Indenture, dated as of the Closing Date, among the
          ---------
Company, Carson Products and Marine Midland Bank, as trustee (the "Trustee"),
                                                                   -------
pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

          Interest Payment Date:  As defined in the Indenture and the Notes.
          ---------------------
          Liquidated Damages:  As defined in Section 5 hereof.
          ------------------
          NASD:  National Association of Securities Dealers, Inc.
          ----

          Notes:  The Series A Notes and the Series B Notes.
          -----

          Person:  An individual, partnership, corporation, trust,
          ------
unincorporated organization, or a government or agency or political subdivision thereof.

          Prospectus:  The prospectus included in a Registration Statement at
          ----------
the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Recommencement Date:  As defined in Section 6(d) hereof.
          -------------------

          Record Holder:  With respect to any Damages Payment Date, each Person
          -------------
who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

          Registrar:  As defined in the Indenture.
          ---------
          Registration Default:  As defined in Section 5 hereof.
          --------------------

          Registration Statement:  Any registration statement of the Company and
          ----------------------
Carson Products relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          Restricted Broker-Dealer:  Any Broker-Dealer which holds Broker-Dealer
          ------------------------
Transfer Restricted Securities.

          Series B Notes:  The Company's 10 3/8% Series B Senior Subordinated
          --------------
Notes due 2007 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated in Section 4 hereof.

          Shelf Registration Statement:  As defined in Section 4 hereof.
          ----------------------------

          Suspension Notice:  As defined in Section 6(d) hereof.
          -----------------

          TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb)
          ---
as in effect on the date of the Indenture.

          Transfer Restricted Securities:  Each Note, until the earliest to
          ------------------------------
occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf

Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or may be sold without restrictions pursuant to Rule 144(k) under the Act.

          Underwritten Registration or Underwritten Offering:  A shelf
          -------------------------    ---------------------
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.    HOLDERS

          A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.
          ------

SECTION 3.    REGISTERED EXCHANGE OFFER

              (a) Unless the Exchange Offer shall not be permitted by applicable federal law or applicable interpretation of the staff of the Commission (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and Carson Products shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

              (b) The Company and Carson Products shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and Carson

Products shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and Carson Products shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

          (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Series A Notes (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

          The Company and Carson Products shall use their respective reasonable best efforts to keep the Exchange Offer Registration Statement effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter periods as will terminate when all Transfer Restricted Securities covered thereby have been sold pursuant thereto.

          The Company and Carson Products shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one Business day after such request, at any time during such period.

SECTION 4.   SHELF REGISTRATION

          (a) Shelf Registration.  If (i) the Company and Carson Products are
          --- ------------------
not required to file an Exchange Offer Registration Statement with respect to the Series B Notes or not permitted to consummate the Exchange Offer because the Exchange Offer is not permit-ted by applicable law or Commission policy (after the Company and Carson Products have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that
(A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its Affiliates, then the Company and Carson Products

          (x) shall use their reasonable best efforts to cause to be filed on or prior to 45 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or not permitted to Consummate the Exchange Offer pursuant to clause (i) above or 45 days after the date on which the Company receives the notice specified in clause (ii) above a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities
-----------------------------
the Holders of which shall have provided the information required pursuant to
Section 4(b) hereof, and

          (y) shall use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above.

          The Company and Carson Products shall use their respective reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period as will terminate when all Transfer Restricted Securities covered thereby have been sold pursuant thereto.

          (b) Provision by Holders of Certain Information in Connection with the
          --- ------------------------------------------------------------------
Shelf Registration Statement.  No Holder of Transfer Restricted Securities may
----------------------------
include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information specified in items 507 and 508 of Regulation S-K under the Act, as applicable, and such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.   LIQUIDATED DAMAGES

          If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable in connection with resales of Transfer Restricted Securities without being succeeded within 1 day by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective; provided that such Registration Statement shall not cease to be effective or useable in connection with resales of Transfer Restricted Securities for more than 1 day in any calendar year (each such event referred to in clauses (i) through (iv), a "Registration Default"),
                                                       --------------------
then the Company and Carson Products hereby jointly and severally agree to pay liquidated damages (the "Liquidated Damages") to each Holder of Transfer
                         ------------------
Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the Liquidated Damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities; provided that the Company and Carson Products shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

          All accrued Liquidated Damages shall be paid to Holders of Global Securities by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses on each Damages Payment Date. All obligations of the Company and Carson Products set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

          Notwithstanding the foregoing, no Holder of Transfer Restricted Securities shall be entitled to receive any Liquidated Damages with respect to such Transfer Restricted Securities if a Holder of such Transfer Restricted Securities was, at any time while the Exchange Offer was pending, eligible to exchange, and did not validly tender, such Transfer Restricted Securities for Series B Notes in such Exchange Offer.

SECTION 6.   REGISTRATION PROCEDURES

          (a) Exchange Offer Registration Statement.  In connection with the
          --- -------------------------------------
Exchange Offer, the Company and Carson Products shall comply with all applicable provisions of Section 6(c) below, shall use their respective reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

             (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and Carson Products hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and Carson Products to Consummate an Exchange Offer for the Transfer Restricted Securities. The Company and Carson Products hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and Carson Products hereby agree to take all such other reasonable actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

             (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and Carson Products (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution, within the meaning of the Act, of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Company's and Carson Products' preparations for the Exchange Offer. Each Holder using the Exchange Offer to participate in a distribution of the Series B Notes hereby acknowledges and agrees that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc.,
                                              ---------------------------
     (available June 5, 1991) and Exxon Capital Holdings Corporation (available
                                  ----------------------------------
     May 13, 1988), as interpreted in the Commission's letter to Shearman &
                                                                 ----------
     Sterling (available July 2, 1993) and similar no-action letters (including,
     --------
     if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

             (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and Carson Products shall provide a supplemental letter to the Commission (A) stating that the Company and Carson Products are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May
                              ----------------------------------
     13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as
                ---------------------------
     interpreted in the Commission's letter to Sherman & Sterling (available
                                               ------------------
     July 2, 1993) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor Carson Products has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and Carson Products's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

          (b) Shelf Registration Statement.  In connection with the Shelf
          --- ----------------------------
Registration Statement, the Company and Carson Products shall comply with all the provisions of Section 6(c) below and shall use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and Carson Products will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

          (c) General Provisions.  In connection with any Registration Statement
          --- ------------------
and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company and Carson Products shall:

             (i) use their respective reasonable best efforts to keep such Registration Statement effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and Carson Products shall file promptly (subject to Section 6(c)(xv) hereof) an appropriate amendment to such Registration Statement, curing such defect, and if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable;

             (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

             (iii) advise the selling Holders and the underwriter(s), if any, promptly and, if requested by such Persons, confirm such advice in writing,
     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and Carson Products shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

             (iv) furnish to the Initial Purchaser(s), each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such selling Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof;

             (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such exchange or sale, if any, make the Company's and Carson Products's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof, in each case as such selling Holders or underwriter(s), if any, reasonably may request;

             (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents of the Company and Carson Products and cause the Company's and Carson Products's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that such Persons shall first agree in writing with the Company and Carson Products that any information that is reasonably and in good faith designated by the Company or Carson Products in writing as confidential at the time of delivery of such information shall be kept confidential, such Persons, unless (a) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (b) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (c) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (d) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement; provided, further, that the foregoing investigation shall be coordinated on behalf of such Persons by one representative designated by and on behalf of such Persons and any such confidential information shall be available from such representative to such Persons so long as any Person agrees to be bound by such confidentiality agreement;

             (vii) if requested by any selling Holders or the underwriter(s) in connection with such exchange or sale promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

             (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such exchange or sale, upon request, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference); provided that the proviso of
     Section 6(vi) shall apply to the extent that the Company or Carson Products has requested confidential treatment from the Commission with respect to any such documents;

             (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and Carson Products hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

             (x) upon the request of any selling Holder, enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably applicable requested by any Holder of Transfer Restricted Securities or underwriter in connection with any resale pursuant to any Shelf Registration Statement.
     In such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and Carson Products shall:

             (A) upon the request of any selling Holder, furnish (or in the case of paragraphs (2) and (3), use its best efforts to cause to be furnished) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

                 (1) a certificate, dated such date, signed on behalf of the
               Company and Carson Products by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and Carson Products, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b) and (d) of
               Section 9 of the Purchase Agree-
               ment and such other similar matters as the selling Holders, underwriter(s) and/or Restricted Broker Dealers may reasonably request;

                 (2) an opinion, dated such date, of counsel for the Company and
               Carson Products covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matter as the selling Holders, underwriters and/or Restricted Broker Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and Carson Products, representatives of the independent public accountants for the Company and Carson Products and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and Carson Products and without independent check or verifications), no facts came to such counsel's attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

                 (3) a customary comfort letter, dated as of the date of
               effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to paragraph (h) of Section 9 of the Purchase Agreement;

             (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

             (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and Carson Products pursuant to this clause (x).

             The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and Carson Products contemplated in (A)(1) above cease to be true and correct, the Company and Carson Products shall so advise the underwriter(s), if any, the selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

             (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor Carson Products shall be required to register or qualify as a foreign corporation or a dealer in securities where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

             (xii) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Series B Notes, as the case may be; in return, the Series A Notes held by such selling Holder shall be surrendered to the Company for cancellation;

             (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

             (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

             (xv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, but without limiting the Company's or Carson Products' obligations under Section 5 hereof, the Company and Carson Products may postpone taking action with respect to a supplement or amendment with respect to a Registration Statement or Prospectus contained therein for a reasonable period of time after the occurrence of any fact or event contemplated by Section 6(c)(iii)(D) (not exceeding 90 days) if, in the good faith opinion of the Board of Directors of the Company or Carson Products, effecting the registration would adversely affect a material impending acquisition or disposition of assets or stock, merger or other similar transaction or would require the Company or Carson Products to make public disclosure of information which would not otherwise then be required and which disclosure would have a material adverse effect upon the Company or Carson Products, provided that the Company and Carson Products shall not delay such action pursuant to the foregoing more than once in any 12 month period;

             (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates, if so requested, for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

             (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities; provided that neither the Company nor Carson Products shall take any position during review by the NASD that would, in any manner, create the implication that the offering of the Series A Notes on the Closing Date by the Company and Carson Products should be or is subject to the rules and regulations of the NASD;

             (xviii) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

             (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

             (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act.

          (d) Restrictions on Holders.  Each Holder agrees by acquisition of a
          --- -----------------------
Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension
                                                                    ----------
Notice"), such Holder will forthwith discontinue disposition of Transfer
------
Restricted Securities pursuant to the applicable Registration Statement until
(i) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice
                -------------------
hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the delivery of the Suspension Notice to the Recommencement Date.

SECTION 7.   REGISTRATION EXPENSES

          (a) All expenses incident to the Company's and Carson Products's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and reasonable expenses (including filings made by any purchaser or Holder with the NASD (and, if applicable, the fees and reasonable expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates, if applicable, for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, Carson Products, the trustee under the Indenture, the exchange agent and, if any, the Holders of Transfer Restricted Securities; (v) fees and expenses of the trustee under the Indenture and the exchange agent; and (vi) all fees and disbursements of independent certified public accountants of the Company and Carson Products (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder of Transfer Restricted Securities being registered shall pay all commissions, placement agent fees and underwriting discounts and commissions with respect to any Transfer Restricted Securities sold by it and the fees and disbursements of any counsel, other than set forth in clause (iv) above and Section 7(b) hereof.

          The Company will, in any event, bear its and Carson Products's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or Carson Products.

          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Of-fer Registration Statement and the Shelf Registration Statement), the Company and Carson Products will reimburse the purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.   INDEMNIFICATION

          (a) The Company and Carson Products, jointly and severally, agree to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), (each, an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company or Carson Products to any holder or any prospective purchaser of Series B Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company or Carson Products by any of the Holders; provided, further, that with respect to any such untrue statement in or
         --------  -------
omission of a material fact from any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Indemnified Holder from whom the person asserting any such loss, claim, damage, liability or judgment purchased Series A Notes and Guarantees if such person did not receive at or prior to the confirmation of the sale of the Series A Notes and Guarantees to such person a copy of the final Prospectus in any case where such delivery is required by the Securities Act and (A) the untrue statement in or omission of a material fact from the preliminary Prospectus was corrected in the final Prospectus and (B) the Company had previously complied with Section 6(c)(ix)..

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and Carson Products, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or Carson Products to the same extent as the foregoing indemnity from the Company and Carson Products to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company or Carson Products by such Indemnified Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the

"indemnified party"), the indemnified party shall promptly notify the person
------------------
against whom such indemnity may be sought (the "indemnifying person") in writing
                                                ---------------------
(provided, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8(c) except to the extent that it has been materially prejudiced by such failure) and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnify may be sought pursuant to both Sections 8(a) and 8(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to emloy separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than forty-five days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the ex-pense of the indemnifying party) the indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Carson Products on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and Carson Products, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and Carson Products, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Carson Products, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company, Carson Products and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Indemnified Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of
(A) the amount paid by such Holder for such Transfer Restricted Securities plus
(B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.

SECTION 9.   RULE 144A

          Each of the Company and Carson Products hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding during any period in which the Company or Carson Products (i) is not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144..

SECTION 10.    UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11.    SELECTION OF UNDERWRITERS

          For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably acceptable to the Company. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12.    MISCELLANEOUS

          (a) Remedies.  The Company and Carson Products acknowledge and agree
          --- --------
that any failure by the Company and/or Carson Products to comply with their respective obligations under Sections 3 and 4 hereto may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and Carson Products' obligations under Sections 3 and 4 hereof. The Company and Carson Products further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
          (b) No Inconsistent Agreements.  Neither the Company nor Carson
          --- --------------------------
Products will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and Carson Products's securities under any agreement in effect on the date hereof.
          (c) Adjustments Affecting the Notes.  Neither the Company nor Carson
          --- -------------------------------
Products will take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d) Amendments and Waivers.  The provisions of this Agreement may not
          --- ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

          (e) Third Party Beneficiary.  The Holders shall be third party
          --- -----------------------
beneficiaries to the agreements made hereunder between the Company and Carson Products, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) Notices.  All notices and other communications provided for or
          --- -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

             (ii) if to the Company or Carson Products:
               By first class mail:
                  P.O. Box 22309
                  Savannah, Georgia  31403

               By hand-delivery or air courier:
                  64 Ross Road
                  Savannah, Georgia  31403
               Telecopier No.: (912) 651-3424
               Attention:  Chief Financial Officer

               With a copy to:

               Milbank, Tweed, Hadley & McCloy
               One Chase Manhattan Plaza
               New York, New York  10005
               Telecopier No.:  (212) 530-5219
               Attention:  Arnold B. Peinado, III

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the Initial Purchasers (in the form attached hereto as Exhibit A) and shall be addressed to: Attention:
Louise Guarneri (Compliance Department), 277 Park Avenue, New York, New York 10172.

          (g) Successors and Assigns.  This Agreement shall inure to the benefit
          --- ----------------------
of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (h) Counterparts.  This Agreement may be executed in any number of
          --- ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i) Headings.  The headings in this Agreement are for convenience of
          --- --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
          --- -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (k) Severability.  In the event that any one or more of the provisions
          --- ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (l) Entire Agreement.  This Agreement is intended by the parties as a
          --- ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              CARSON, INC.

                              By:_____________________________
                                 Name:
                                 Title:

                              CARSON PRODUCTS COMPANY

                              By:_____________________________
                                 Name:
                                 Title:


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION

By:_______________________
   Name:
   Title:

MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED

By:_______________________
   Name:
   Title:

                                   EXHIBIT A

                              NOTICE OF FILING OF
                   A/B EXCHANGE OFFER REGISTRATION STATEMENT

To:          Donaldson, Lufkin & Jenrette Securities Corporation
             277 Park Avenue
             New York, New York  10172
             Attention;  Louise Guarneri (Compliance Department)
             Fax:  (212) 892-7272
From:        Carson, Inc.
             ___% Senior Subordinated Notes due 2007

Date:        ____________, 1997

             For your information only (NO ACTION REQUIRED):

             Today, _____________, 1997, we filed [an Exchange Offer Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within ___ business days of the date hereof.



                                      A-1